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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-16255 and 333-25685 on Form S-3 and 33-50601, 33-23692, 333-16253, 333-68155,
333-69437, 333-77145, 333-77149, and 333-27015 on Form S-8 of PG&E Corporation
and Registration Statements No. 33-62488, 33-61959, 33-64136 and 33-62488 on
Form S-3 of Pacific Gas and Electric Company of our reports dated March 3, 2000, appearing in and incorporated by reference in this Annual Report on Form 10-K of PG&E Corporation and Pacific Gas and Electric Company for the year ended December 31, 1999.



/s/ DELOITTE & TOUCHE LLP
San Francisco, California
March 6, 2000